Exhibit 10(b)(ii)

RENEWAL OF LINE OF CREDIT

February 29, 2024

Capital Properties, Inc.

c/o Susan Johnson, Treasurer

5 Steeple Street, Unit 303

Providence, RI 02903

RE: Renewal of Revolving Line of Credit

Note #530029350

Dear Susan:

We are pleased to inform you that Bank Rhode Island (Lender) has approved a renewal to your Revolving Line of Credit loan.

The loan is subject to the following terms and conditions:

Borrower:	Capital Properties, Inc.
Amount:	$2,000,000
Rate:	One Month CME SOFR + 200 basis points
Term:	36 months
Maturity Date:	3/30/2027
Fee:	None
Repayment Schedule:	Monthly interest only payments, with entire principal and interest due upon maturity.
Collateral:	A first mortgage with assignment of the ground lease and rent on 50 Park West Row, Parcel 5 Capital Center of Providence.
Covenants:	Overall Property Minimum DSCR: 1.25x Overall Borrower Minimum DSCR: 1.20x Overall Maximum LTV: 65%
Conditions of Closing:	None

All other terms and conditions of the Note will remain in full force and effect.

Kindly return this letter to my attention no later than March 14, 2024. If you have questions, you can reach me at 574-1502.

Sincerely,

/s/ Maria Botelho

Maria Botelho

Vice President

Accepted and agreed to this 4th day of March, 2024.

Capital Properties, Inc.

By: /s/ Susan R. Johnson

Its: Treasurer